UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	December 9, 2014

Berkshire Income Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code	(617) 523-7722

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 9, 2014, the operating partnership of Berkshire Income Realty, Inc. (the "Registrant"), Berkshire Income Realty-OP, L.P. (BIR-OP LP), through a wholly owned subsidiary, acquired Elan Redmond Town Center Apartments, a 134-unit multifamily apartment community located in Redmond, Washington, from Redmond 133 LLC, an unaffiliated third party.

The purchase price of $49,975,000 was paid from cash available from a 1031 qualified intermediary held in escrow for BIR-OP LP, proceeds from borrowings on the BIR-OP LP credit facility and available working capital. The purchase price was subject to normal operating prorations and adjustments as provided for in the purchase and sale agreement.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Financial statements for the property acquired and noted in Item 2.01 herein are not available at this time and will be filed by amendment as soon as practicable, but not later than February 24, 2015.

(b)	Pro Forma Financial Information.

Pro forma financial information of the Registrant reflecting the property acquired and noted in Item 2.01 herein is not available at this time and will be filed by amendment as soon as practicable, but not later than February 24, 2015.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit 99.1	Sale and Purchase Agreement between Redmond 133 LLC as Seller and Berkshire Income Realty-OP, L.P. as Purchaser dated November 25, 2014.

Exhibit 99.2	Reinstatement and Amendment to Purchase and Sale Agreement between Redmond 133 LLC as Seller and Berkshire Income Realty-OP, L.P. as Purchaser dated December 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date:	December 15, 2014	By:	/s/ David E. Doherty
		Name:	David E. Doherty
		Title:	Senior Vice President and Principal Financial Officer